EXHIBIT 10.1

SECOND AMENDMENT AGREEMENT

Synthetic American Fuel Enterprises I, LLC

This Second Amendment Agreement (“Second Amendment”) is made and entered into as of October 6, 2004, by and among Synthetic American Fuel Enterprises Holdings, Inc. (“Holdings”), Marriott Hotel Services, Inc. (“MHSI”) and Serratus LLC (“Buyer”).

W I T N E S S E T H:

WHEREAS, Holdings, MHSI and Buyer entered into an Agreement for Purchase of Membership Interest in Synthetic American Fuel Enterprises I, LLC (the “Company”) dated as of January 28, 2003, as amended by Amendment Agreement dated as of June 20, 2003 (the “Purchase Agreement”);

WHEREAS, Holdings, MHSI and Buyer entered into an Amended and Restated Limited Liability Company Agreement of the Company dated as of January 28, 2003, as amended by Amendment Agreement dated as of June 20, 2003 (the “LLC Agreement”); and

WHEREAS, the parties desire to amend the LLC Agreement and the Purchase Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

AMENDMENTS TO LLC AGREEMENT

Section 1.1 Defined Terms.

Section 1.1.1 Amended Definitions. The definitions in Section 1.1 of the LLC Agreement are hereby amended as follows:

(a) The definition of “Applicable Percentage” is deleted in its entirety and replaced with the following:

“Applicable Percentage” means 117 percent, except that with respect to any period after September 30, 2004 during which the Sharing Ratio of Buyer is 90%, the Applicable Percentage means 117 and 8/9 percent.

(b) The definition of “Purchase Agreement” is deleted in its entirety and replaced with the following:

“Purchase Agreement” means the Agreement for Purchase of Membership Interest among MHSI, Holdings and Buyer dated as of January 28, 2003, as amended from time to time.

(c) The definition of “Sharing Ratio” is deleted in its entirety and replaced with the following:

“Sharing Ratio” means (i) for the period from the Closing Date through December 31, 2003, and for the period from October 1, 2004 through the earlier of (A) the date of a Successful Resolution or (B) March 31, 2005, 8.9% for MHSI, 1.1% for Holdings, and 90.0% for Buyer; and (ii) for all other periods, 48.8% for MHSI, 1.1% for Holdings and 50.1% for Buyer; provided, however, that if, in any Quarter, the Administrative Member proposes to produce less than 450,000 tons of synthetic fuel, then the Members shall discuss in good faith an appropriate change in the Sharing Ratio for that Quarter.

(d) The definition of “Tax Event” is amended by inserting the following sentence at the end thereof:

In addition, a Tax Event shall be deemed to occur upon the expiration of the 60th day after receipt by the Company of a Notice of Proposed Adjustment (Form 5701) or other official form stating that the IRS proposes to disallow 50 percent or more of the Tax Credits claimed during the period covered by the audit, provided that such notice or form is then still outstanding and has not been withdrawn or amended such that it no longer proposes the disallowance of 50 percent or more of such credits.

Section 1.1.2 Additional Definitions. The following definitions are hereby added to Section 1.1 of the LLC Agreement:

“PSF” means Synthetic American Fuel Enterprises II, LLC, a Delaware limited liability company, formerly known as PacifiCorp Syn Fuel, LLC.

“PSF Audit” means the Internal Revenue Service audit of PSF for its taxable years ending December 31, 1999, March 31, 2000 and March 31, 2001.

“Successful Resolution” means any of the following actions with respect to the PSF Audit: (i) the issuance of a technical advice memorandum, the issuance of a decision by the IRS Office of Appeals, the entry into a closing agreement by the IRS, or a similar written determination by the IRS that concludes at least two of PSF’s synthetic fuel facilities were placed in service on or before June 30, 1998 and that does not deny at least 50% of the Section 29 tax credits originally reported by PSF for the period covered by the PSF Audit on other grounds; or (ii) the issuance with respect to the PSF Audit of a revised Form 886-A or Summary Report or the withdrawal by the IRS in writing of its Summary Report and Notice of Proposed Adjustment with the result that the IRS is no longer proposing to disallow at least 50% of the Section 29 tax credits originally reported by PSF for the period covered by the PSF Audit.

Section 1.2 Amendment to Section 10.8(a). Section 10.8(a) is hereby deleted in its entirety and replaced with the following:

“(a) Upon (i) the occurrence of a Tax Event (other than a Tax Event described in the last sentence of the definition of “Tax Event”), (ii) the exercise by Buyer of its right to defer payments for low volume pursuant to Section 2.6 of the Purchase Agreement for the fourth time (the “Fourth Deferral”), or (iii) the occurrence of a Tax Event described in the last sentence of the definition of “Tax Event,” Buyer shall have the option, exercisable by delivery of written notice thereof to the Company within 60 days of such Tax Event or Fourth Deferral, to require the Company to redeem its Membership Interest, in whole but not in part, such redemption to be effective on (A) the later of (x) the 60th day after the occurrence of such Tax Event or Fourth Deferral or (y) the tenth day following receipt of the written notice from Buyer in relation thereto, in the case of an exercise pursuant to clauses (i) or (ii), or (B) the tenth day following receipt of the written notice from Buyer in the case of an exercise pursuant to clause (iii); provided, however, that any redemption hereunder shall be subject to the expiration of any waiting period, if applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, but once such waiting period expires, shall have effect from the date specified in clause (A) or (B), as applicable.”

Section 1.3 Effect on Capital Accounts. The parties understand and agree that their Capital Accounts as of the date hereof shall not be adjusted as a result of the preceding amendments to the LLC Agreement, since these amendments merely alter the allocation of income and losses among the Members after the date hereof.

ARTICLE II

AMENDMENTS TO PURCHASE AGREEMENT

Section 2.1 Amended Definitions. The following definitions in Annex I to the Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“Amended LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of January 28, 2003, by and among Seller, MHSI and Buyer in the form attached as Exhibit I, as amended by the Amendment Agreement, and the Second Amendment Agreement dated as of October 6, 2004 by and among Seller, MHSI and Buyer.

“Applicable Percentage” means 117 percent, except that with respect to any period after September 30, 2004 during which the Sharing Ratio (as defined in the Amended LLC Agreement) of Buyer is 90%, the Applicable Percentage means 117 and 8/9 percent.

“SynAmerica II Purchase Agreement” means the Agreement for Purchase of Membership Interest relating to SynAmerica II, dated as of January 28, 2003, by and among Seller, Buyer and MHSI, as amended from time to time.

Section 2.2 Amended Schedule 2.4. Schedule 2.4 (Fixed Deferred Payment Schedule) to the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 2.4 attached hereto. The parties understand and agree that the effect of the amended schedule is to increase the Fixed Deferred Payments otherwise due for the next three Quarters, in recognition of the changes in Sharing Ratios during those periods.

ARTICLE III

MISCELLANEOUS

This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Second Amendment shall be governed by and construed under the laws of the State of New York applicable to contracts executed and performed therein. The Purchase Agreement and the LLC Agreement (including the Exhibits and Schedules thereto), as amended by this Second Amendment, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof. This Second Amendment may not be changed or modified orally but only by an instrument in writing signed by all the parties, which states that it is an amendment to this Second Amendment. This Second Amendment may be executed in any number of counterparts (including by facsimile), each of which shall for all purposes be and be deemed to be an original, and all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has caused this Second Amendment to be signed on its behalf as of the date first above written.

SYNTHETIC AMERICAN FUEL ENTERPRISES HOLDINGS, INC.

By:	/s/ Kathleen K. Oberg
Name:	Kathleen K. Oberg
Title:	President

MARRIOTT HOTEL SERVICES, INC.

By:	/s/ Kathleen K. Oberg
Name:	Kathleen K. Oberg
Title:	Vice President

SERRATUS LLC

By:	/s/
Name:
Title: